AS FILED WITH THE SECURITIES AND EXCHANGE               REGISTRATION NO. 333-
COMMISSION ON SEPTEMBER 17, 1998
--------------------------------------------------------------------------------
--------------------------------------------------------------------------------

                      SECURITIES AND EXCHANGE COMMISSION
                            Washington, D.C. 20549

                         ----------------------------

                                   FORM S-8
                         REGISTRATION STATEMENT UNDER
                          THE SECURITIES ACT OF 1933

                         ----------------------------

                        SOUND SOURCE INTERACTIVE, INC.
            (Exact Name of Registrant as Specified in its Charter)

         DELAWARE                                     26115 MUREAU ROAD, SUITE B                              95-4264046
 (State or Other Jurisdiction                      CALABASAS, CALIFORNIA 91302-3126                        (I.R.S. Employer
of Incorporation or Organization)              (Address of Principal Executive Offices)                   Identification No.)

                        SOUND SOURCE INTERACTIVE, INC.
                            1995 STOCK OPTION PLAN
                           (Full Title of the Plan)

                             ULRICH E. GOTTSCHLING
                        SOUND SOURCE INTERACTIVE, INC.
                          26115 MUREAU ROAD,  SUITE B
                       CALABASAS, CALIFORNIA 91302-3126
                                (818) 878-0505
           (Name, Address and Telephone Number of Agent for Service)

                         ----------------------------

                        CALCULATION OF REGISTRATION FEE

--------------------------------------------------------------------------------

                                                           Proposed
  Title of                     Amount                      Maximum                        Proposed                   Amount of
 Securities                    to be                    Offering Price                Maximum Aggregate            Registration
 to be Registered           Registered (1)               Per Share (2)                  Offering Price                  Fee

------------------------------------------------------------------------------------------------------------------------------------

Common Stock (par           1,000,000 Shares (3)            $.9375                         $937,500                    $295
value $.001) including
Common Stock Options

--------------------------------------------------------------------------------
(1) An undetermined number of additional shares may be issued if the anti-dilution adjustment provisions of the plan become operative.
(2) Estimated solely for the purpose of calculating the registration fee in accordance with rule 457(c) and (h) under the Securities Act of 1933 on the basis of the closing sale price of the Common Stock as reported by the NASDAQ SmallCap Market on September 15, 1998.
(3) Includes 500,000 shares carried forward from Registration No. 333-11481, in respect of which a registration fee of $862.07 was previously paid.

     PURSUANT TO RULE 429 UNDER THE SECURITIES ACT OF 1933, AS AMENDED, THE PROSPECTUS OR OTHER DOCUMENTS CONTAINING THE INFORMATION SPECIFIED IN PART I OF FORM S-8 WITH RESPECT TO THE SECURITIES COVERED BY THIS REGISTRATION STATEMENT, ARE TO BE USED IN CONNECTION WITH SECURITIES PREVIOUSLY REGISTERED ON FORM S-8 UNDER REGISTRATION NO. 333-11481.

                                    PART I

             INFORMATION REQUIRED IN THE SECTION 10(a) PROSPECTUS

Item 1.   Plan Information   *

Item 2.   Registrant Information and Plan Annual Information   *


* Information required by Part I to be contained in the Section 10(a) prospectus is omitted from this Registration Statement in accordance with Rule 428 under the Securities Act of 1933 and the Note to Part I of the Instructions to Form S-8.

                                    PART II

              INFORMATION REQUIRED IN THE REGISTRATION STATEMENT

     Except for the Item 8 disclosure, the contents of the Registration Statement on Form S-8 (No. 333-11481) previously filed by the Registrant with the Securities and Exchange Commission ("Commission") on September 3, 1996, are incorporated by reference in this Registration Statement.

Item 8.   Exhibits.

          Reference is made to the Exhibit Index.

                                  SIGNATURES

     Pursuant to the requirements of the Securities Act of 1933, the undersigned Registrant certifies that it has reasonable grounds to believe that it meets all of the requirements for filing on Form S-8 and has duly caused this Registration Statement to be signed on its behalf by the undersigned, thereunto duly authorized in Calabasas, California on August 28, 1998.


                                       SOUND SOURCE INTERACTIVE, INC.


                                       By: /s/ Vincent J. Bitetti
                                       ----------------------------------------
                                           Vincent J. Bitetti
                                           Chairman of the Board and Chief
                                           Executive Officer

                               POWER OF ATTORNEY

     Each person whose signature appears below constitutes and appoints Vincent
J. Bitetti and/or Ulrich E. Gottschling is true and lawful attorney-in-fact and agent, acting alone, with full powers of substitution and re-substitution, for him and in his name, place and stead, in any and all capacities, to sign any and all amendments (including post-effective amendments) to this Registration Statement, any amendments thereto and any Registration Statement for the same offering which is effective upon filing pursuant to Rule 462(b) under the Securities Act of 1933, and to file the same, with all exhibits thereto, and other documents in connection therewith, with the Securities and Exchange Commission, granting unto said attorney-in-fact and agent, each acting alone, full powers and authority to do and perform each and every act and thing requisite and necessary to be done in and about the premises, as fully to all intents and purposes as he might or could do in person, hereby ratifying and confirming all said attorney-in-fact and agent, acting alone, or his substitute or substitutes, may lawfully do or cause to be done by virtue hereof.

     In accordance with the requirements of the Securities Act of 1933, this Registration Statement has been signed by the following persons in the capacities and on the dates stated.

         SIGNATURE                                                TITLE                               DATE
         ---------                                                -----                               ----
/s/ Vincent J. Bitetti                           Chairman of the Board and                       August 28, 1998
----------------------------                     Chief Executive Officer (principal
Vincent J. Bitetti                               executive officer)

/s/ Ulrich E. Gottschling                        President, Chief Operating Officer,             August 28, 1998
----------------------------                     Chief Financial Officer, Treasurer
Ulrich E. Gottschling                            and Secretary (principal financial and
                                                 accounting officer)

/s/ Richard Azevedo                              Director                                        August 17, 1998
----------------------------
Richard Azevedo

/s/ Mark A. James                                Director                                        August 18, 1998
----------------------------
Mark A. James

/s/ Samuel L. Poole                              Director                                        August 28, 1998
----------------------------
Samuel L. Poole

/s/ Wayne M. Rogers                              Director                                        August 28, 1998
----------------------------
Wayne M. Rogers

/s/ John T. Wholihan                             Director                                        August 18, 1998
----------------------------
John T. Wholihan

                                 EXHIBIT INDEX


Exhibit Number     Description
--------------     -----------
     4             Sound Source Interactive, Inc. 1995 Stock Option Plan, as
                   amended. Incorporated by reference to Exhibit A to the
                   Registrant's Proxy Statement on Schedule 14A filed with the
                   Commission on June 9, 1998.

     5.1           Opinion (including consent) of Swidler Berlin Shereff
                   Friedman, LLP. Filed herewith.

     23.1          Consent of Deloitte & Touche LLP. Filed herewith

     23.2          Consent of Corbin & Wertz. Filed herewith.